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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 1997

                           BIRMAN MANAGED CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
          DELAWARE                     0-22127                       62-1584092
          --------                     -------                       ----------
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)   (IRS EMPLOYER IDENTIFICATION NO.)
     OF INCORPORATION)
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 502 GOULD DRIVE, COOKVILLE, TENNESSEE                         38506
 -------------------------------------                        -------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (931) 432-6532

                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

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ITEM 5.  OTHER EVENTS.

        ARKIN DISPUTE SETTLED: On or about December 11, 1997, the Company and Robert D. Arkin entered into a Settlement Agreement and Mutual Release, effective as of December 3, 1997, dismissing and releasing all claims by Arkin against the Company. The Company and Dr. and Mrs. David N. Birman released Arkin from their claims against him with certain limitations and requirements. The Company will pay Arkin nothing in respect of his contract claims against the Company; Arkin will retain previously vested options to acquire 97,252 shares of the Company's common stock all of which remain subject to a previously-existing "lock-up agreement" prohibiting their unrestricted sale until December 12, 1998. All of Arkin's previously unvested options are cancelled.

        SECOND QUARTER OPERATING LOSS:

        The net loss for the second quarter of fiscal year 1997-98 is anticipated to be approximately $586,000. The increase in loss is attributable to lower-than-anticipated earnings in December which became evident within the last five business days. Until then, the Company anticipated operating profits for December which would have caused the results for the second quarter to approximate those previously anticipated. The Company attributes this loss to lower-than-expected operating margins, delays in starting services with new hospital-clients and lower-than-expected premiums from new members enrolled in its health plans. In addition, the Company intentionally incurred greater selling, general and administrative expenses by requiring greater involvement by its physician-managers in obtaining new business, in enhanced training of existing and new staff, and in educating staff on recent developments in applicable laws and regulations.

        OUTLOOK: [The following is a "forward looking statement".] Despite previously favorable negotiations, the Company now does not believe it likely that an agreement acceptable both to the Company and to the St. Barnabas Health Care System will be reached prior to December 31, 1997. The two hospitals of the St. Barnabas system now served by the Company generate approximately 24% of the Company's current revenue from its Quality Management Program. Accordingly, the Company anticipates that all activities with that client will cease on December 31, 1997. If the Company fails to replace this revenue, it will likely incur operating losses through the end of the third quarter of approximately $355,000 to $645,000. The Company expects to sign contracts with approximately three to four new hospital-clients per month during the third quarter of fiscal year 1997-98 which may or may not replace the revenue previously generated from the St. Barnabas system, depending upon negotiated margins and size of hospitals.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BIRMAN MANAGED CARE, INC.


December 22, 1997                       /s/ DAVID N. BIRMAN
                                        ----------------------------------
                                        David N. Birman
                                        Chairman of the Board, President and
                                        Chief Executive Officer


December 22, 1997                       /s/ DOUGLAS A. LESSARD
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                                        Douglas A. Lessard
                                        Vice President, Treasurer and Chief
                                        Financial Officer
                                        (Principal Accounting Officer)